Exhibit 1.01
MOOG INC.
Conflict Minerals Report
For the reporting period from January 1, 2017 to December 31, 2017

This Conflict Minerals Report of Moog Inc. (“Moog”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period referenced above.
In August 2012, the Securities and Exchange Commission ("SEC") adopted the Rule 13p-1 pursuant to the mandate of Section 1502 of the Wall Street Reform and Consumer Protection Act. This rule requires all U.S. publicly traded companies that manufacture, or contract to manufacture, products to annually disclose whether columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives of tantalum, tin and tungsten (“conflict minerals”) are necessary to the functionality or production of these products and whether the conflict minerals originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (the “covered countries”). These products, which may include conflict minerals, are referred to in this report collectively as the "covered products" and listed below under the heading "Covered Products." As a result, Moog designed due diligence procedures in order to gather and report this required information.
This Report has not been subject to an independent private sector audit as allowed under Rule 13p-1, which provides a temporary accommodation for the first two reporting periods following November 13, 2012 and extended for the current reporting period based on the U.S. Court of Appeals for the D.C. Circuit ruling dated August 18, 2015.
Executive Summary

Moog performed a Reasonable Country of Origin Inquiry (RCOI) on suppliers believed to provide Moog with materials or components containing 3TGs necessary to the manufacturing of Moog’s products. Moog’s suppliers identified 314 valid smelters and refineries (“smelters”). Of these 314 smelters, Moog identified 41 as sourcing (or there was a reason to believe they may be sourcing) from the DRC or adjoining countries (collectively called the ‘Covered Countries’). Moog’s due diligence review indicated that 36 of these smelters have been audited and recognized as conflict free by the Responsible Minerals Assurance Process (“RMAP”). The remaining 5 smelters sourcing from the Covered Countries were subject to Moog’s risk mitigation process according to the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas (OECD Due Diligence Guidance) and did not require removal from Moog’s supply chain.
Based on these results, Moog is DRC Conflict Undeterminable for the 2017 reporting period.
Company Management Systems

Moog established management systems according to Step 1 of the OECD Due Diligence Guidance. Moog’s systems included:

Step 1A - Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas.

•	Implemented a conflict minerals policy.

•	Policy made publicly available.

•	Policy communicated directly to suppliers as part of RCOI process.

Step 1B - Structure internal management to support supply chain due diligence.

•	Maintained an internal cross functional team to support supply chain due diligence.

•	Appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence.

•	Applied the resources necessary to support the operation and monitoring of these processes including internal resources and external consulting support.

Step 1C - Establish a system of transparency, information collection and control over the supply chain.

•
Implemented a process to collect required supplier and smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and due diligence sections of this Report.

Step 1D - Strengthen company engagement with suppliers.

•	Directly engaged suppliers during RCOI process.

•	Reviewed supplier responses as part of RCOI process.

•	Added conflict minerals compliance to new supplier contracts and Moog’s supplier code of conduct.

•	Implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.

Step 1E - Establish a company and/or mine level grievance mechanism.

•	Recognized the RMAP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter or mine level grievances.

•	Moog’s ethics violations reporting system allows employees to voice confidentially without any fear of retribution, any concerns with the violations of the Moog’s conflict minerals policy.

Reasonable Country of Origin Inquiry (RCOI)
Moog designed its RCOI process in accordance with Step 2A and 2B of the OECD Due Diligence Guidance. Moog’s RCOI process involved two stages:

Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)
Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI
Moog designed its supplier RCOI process to identify, to the best of Moog’s efforts, the smelters in Moog’s supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Moog’s supplier RCOI process for the 2017 reporting period included the following:

•	Developing a list of suppliers providing 3TG containing components to Moog.

•	Contacting each supplier and requesting the industry standard Conflict Minerals Reporting Template (“CMRT”) including smelter information.

•	Reviewing supplier responses for accuracy and completeness.

•	Amalgamating supplier provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry recognized audit protocols.

•	Reviewing the final smelter list (and compared it to industry peers) to determine if Moog identified reasonably all of the smelters in their supply chain.

For the 2017 reporting period, Moog’s RCOI process was executed by Claigan Environmental Inc. (“Claigan”). The design of Claigan’s process was independently audited in 2015 against the requirements of Step 2 of the OECD Due Diligence Guidance.

Moog’s suppliers identified 314 smelters in their supply chain. The specific list of smelters is included in the Smelter and Refineries section at the end of this report.

Smelter RCOI
Due to the overlap between supplier RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this report.

Due Diligence
Moog’s Due Diligence Process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

Moog’s smelter RCOI and due diligence process were designed to:

•	Identify the scope of the risk assessment of the mineral supply chain (OECD Step 2B).

•	Assess whether the smelters/refiners have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Step 2C).

•	Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the mineral smelter/refiner’s own facilities (OECD Step 2D).

Moog’s smelter RCOI and Due Diligence Process included the following:

•	For each smelter identified in Moog’s supply chain

•	Direct engagement of the smelter to obtain whether or not the smelter sources from the DRC or surrounding countries.

•
For smelters that declared directly or through their relevant industry association that they did not source from the DRC or surrounding countries, and were not recognized as conflict free by the RMAP, Moog reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included:

•	Public internet search (Google) of the facility in combination with each of the covered countries

•	Review of specific NGO publications. NGO publications reviewed included:

•	Enough Project

•	Global Witness

•	Southern Africa Resource Watch

•	Radio Okapi

•	The most recent UN Group of Experts report on the DRC.

•
For smelters that did not respond to direct engagement, Moog reviewed publicly available sources to determine if there was ‘any reason to believe’ that the smelter may have sourced from the Covered Countries during the reporting period.

•	Moog reviewed the same sources as those used to compare against smelter sourcing declarations.

•
For high risk smelters (smelters that are sourcing from or there is reason to believe they may be sourcing from the Covered Countries), Moog requires the smelter be audited and recognized as conflict free by the RMAP.

•
For high risk smelters that have not been audited and recognized as conflict free by the RMAP, Moog communicates the risk to a designated member of senior management (OECD Step 3A) and conducts risk mitigation on the smelter according to OECD Step 3B.

For the 2017 reporting period, Moog’s smelter RCOI and Due Diligence process was executed by Claigan Environmental Inc. (Claigan). Claigan was independently audited in 2015 against the requirements of Step 2 of the OECD Due Diligence Guidance.

Moog’s suppliers identified 314 smelters. Moog identified 41 smelters that source, or there is a reason to believe they source, from the Covered Countries.

Moog determined that 36 of these 41 smelters have been audited and recognized as conflict free by the RMAP. Moog conducted risk mitigation on the remaining 5 smelters.

Risk Mitigation
Moog conducted risk mitigation on 5 smelters that were not recognized as conflict free by the RMAP and were sourcing from the DRC or surrounding countries. Moog’s risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance. Moog’s risk mitigation process included the following:

•	Additional due diligence to determine if there was any reason to believe the smelter directly or indirectly finance or benefit armed groups in the DRC or adjoining countries.

•	Verifying with internal stakeholders and relevant suppliers whether 3TGs from the specific smelter were actually in Moog’s supply chain in the 2017 reporting period.

•	Direct engagement with each high risk smelter to verify risk and to encourage the smelter to become conflict free.

Moog did not require the removal of smelters subject to Moog’s risk mitigation process if there was no reason to believe they were directly or indirectly financing or benefiting armed groups in the DRC or adjoining countries. These smelters are scheduled to be re-visited in the 2018 reporting period. This process is consistent with Step 3B of the OECD Due Diligence Guidance and helps prevent unnecessary boycotts of the DRC or adjoining countries.

Risk mitigation was required for 5 smelters verified by suppliers likely to be in Moog’s supply chain.

Gold Smelter - Fidelity Printers and Refiners Ltd.

•
Although there is increased risk of FPR sourcing from the Covered Countries, there is not yet any clear evidence that they are benefiting or financing the armed groups in the region. Regardless, the risk will remain until their program is audit recognized by the RMAP.

•
Fidelity Printers and Refiners Ltd. was identified on several supplier CMRTs, 15 of 25 have declared no impact to Moog, the remaining suppliers have not responded. At this time, this smelter has no known impact to Moog.

Gold Smelter - Kaloti Precious Metals

•
Kaloti is showing indications that they are attempting to improve their due diligence systems. However, there are too many red flags in Kaloti's past to remove doubt. Kaloti's presence in the supply chain should only be considered acceptable once they successfully complete an audit recognized by the RMAP.

•
Kaloti Precious Metals was identified on several supplier CMRTs, 19 of 28 have declared no impact to Moog, the remaining suppliers have not responded. At this time, this smelter has no known impact to Moog.

Gold Smelter - Sudan Gold Refinery

•
Given that SGR regularly sources from mines controlled by the Janjaweed, an armed group that operates in Sudan, it is clear they would not be opposed to sourcing from armed groups in the Covered Countries. Their proximity to the region makes this even more likely. Unless SGR can successfully complete an audit recognized by RMAP, they should be considered a high risk for sourcing from the armed groups in the Covered Countries.

•
Sudan Gold Refinery was identified on several supplier CMRTs, 12 of 21 have declared no impact to Moog, the remaining suppliers have not responded. At this time, this smelter has no known impact to Moog.

Gold Smelter - Tony Goetz NV

•
Tony Goetz NV was recently pulled from the RMAP active list. This suggests there are serious holes in their supply chain or sinister details were uncovered during the audit. Given their history of being associated with the armed groups in the DRC and their close connection with the African Gold Refinery, this refinery should be considered a risk until they become RMAP compliant.

•	Tony Goetz NV was identified on several supplier CMRTs, 24 of 32 have declared no impact to Moog, the remaining suppliers have not responded. At this time, this smelter has no known impact to Moog.

Gold Smelter - Universal Precious Metals Refining Zambia

•
UPMRZ have so far been unfavorable to the idea of having their program audited. Although there is not yet any clear evidence of this refinery benefiting or financing the armed groups, due to their location in the Covered Countries, there will always be a risk until they can successfully complete an audit recognized by RMAP.

•	UPMRZ was identified on several supplier CMRTs, 15 of 22 have declared no impact to Moog, the remaining suppliers have not responded. At this time, this smelter has no known impact to Moog.

Improvement Plan
Moog is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in Moog’s products could directly or indirectly benefit or finance armed groups in the covered countries:

a.	Including a conflict minerals clause in all new and renewing supplier contracts.

b.	Continuing to drive our suppliers to obtain current, accurate, and complete information about the smelters in their supply chain.

c.	Engaging smelters sourcing from the covered countries to become audited and certified to a protocol recognized by the RMAP.

d.	Follow up in 2018 on smelters requiring risk mitigation, but not removal from Moog’s supply chain.

Smelters and Refineries
Below are the smelters reported to Moog as likely in Moog’s supply chain in the 2017 reporting period.

METAL	SMELTER NAME	SMELTER COUNTRY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	L'Orfebre S.A.	ANDORRA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Forty-one of the smelters above declared to be sourcing or there was reason to believe are sourcing from the covered countries. Under the SEC Final Rule, the requirement is to identify whether or not a smelter is sourcing from the covered countries and there is no requirement to identify the specific covered country by the smelter. Given the limitation on the specificity of the smelters’ disclosures, the identified covered countries are The Democratic Republic of the Congo, Rwanda, Burundi, and Tanzania.

Product Descriptions

For the reporting period of this Conflict Minerals Report, our manufactured products by segment are as follows:

Aircraft Controls

•	Aircraft Actuation Systems

•	Flight Control Actuation

•	Engine Control Actuation

•	Weapons Bay Door Drive

•	Utility Actuation

•	Permanent Magnet Alternators

•	Asset Tracking Devices

•	Aircraft Flight Controllers and Software

•	Aircraft Engine Controls Valves

•	Fighter G-Seats

•	Helicopter G-Seats

•	GPS / IMU Systems

•	Northfinder Compass

•	Vertical Gyro Systems

•	Tactical Air Navigation (TACAN)

•	Distance Measuring Equipment (DME)

•	Direction Finding (DF)

•	Doppler VHF Omni-Directional Range (DVOR)

•	Non-Directional Beacon (NDB)

•	Aerospace/Military Resolvers

•	Aerospace Servovalves

•	Safe and Arm Devices

Space and Defense Controls

•	Gun Aiming Actuation and Controls

•	Vibration Control Actuation

•	Military Ground Vehicle Actuation

•	Military Ground Vehicle Electronics

•	Missiles Actuation

•	Avionics Instruments

•	Spacecraft Mechanical Actuators

•	Test Controllers and Software

•	Space Platform Electronics

•	Launch Vehicles Propulsion Controls

•	Propulsion Controls for Spacecraft

•	Propulsion Controls for Tactical Missiles

•	Radar System Actuation

•	ESPA: EELV Secondary Payload Adapter

•	Softride Vibration Isolation Devices

•	Commercial Surveillance Systems

•	Industrial Surveillance Systems

•	Military Surveillance Systems

•	Synchros

•	Apogee/Upper Stage Thrusters

•	Monopropellant Thrusters

•	Bipropellant Thrusters

•	Active Vibration Control Systems

•	Tuned Dampers and Absorbers

•	Vibration Isolators

•	Hexapods

•	Brush Motors

•	Brushless Motors

•	Digital Resolver

•	Rotary Variable Differential Transformers (RVDT)

•	Brushless Resolvers

•	Aerospace Solenoids

Industrial Systems

•	Industrial Actuation Systems

•	Electric Linear Servoactuation Packages

•	Electro Servo Actuators

•	Hydraulic Servo Actuators

•	2-way Cartridge Valves

•	2 and 3-way Servo Cartridge Valves

•	2-way Proportional Cartridge Valves

•	Industrial Controllers and Software

•	Hydraulic Manifolds

•	Servovalves and Servo-Proportional Valves

•	Ball Screws and Planetary Roller Screws

•	Programmable Single-Axis Servo Drive

•	Wind Turbine Controls and Actuation

•	Electric Simulation Table

•	Hydraulic Simulation Table

•	Multi-Axis Test Systems

•	Simodont Dental Trainer

•	Radial Piston Pumps

•	Haptic Rehabilitation Unit

•	Electric Linear Control Load Actuators

•	Electric Rotary Control Loader Actuators

•	Infusion Pumps

•	Post-Operative Pain Management Pumps

•	Enteral Feeding Pumps

•	Pump Administration Sets

•	Surgical Handpieces

•	Ultrasonic Air Bubble Detectors

•	Ultrasonic Level Sensors

•	Occlusion Sensors

•	Optical Blood Leak Detectors

•	Fiber Optic Rotary Joints

•	Fiber Optic Modems

•	Linear Motors

•	Slip Rings

•	Blade Sensing Systems

•	Custom Circuit Boards

•	Rigid and Flexible Circuit Boards

•	Industrial and Medical Solenoids

•	Blowers

•	Linear Actuators